                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of all our reports (and to all references to our Firm) included in or made a part of this Registration Statement.


                                       /s/ Arthur Andersen LLP

                                       ARTHUR ANDERSEN LLP

Denver, Colorado
July 25, 1996